SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2011

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	333-146542	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

5445 DTC Parkway, P4

Greenwood Village, Colorado 80111

(Address of Principal Executive Offices)

(303) 418-1000

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Executive Officer Employment Agreements and Compensation

On January 27, 2011, the Company entered into an employment agreement, as contemporaneously amended, with Vaughan Clift, M.D. which is effective August 11, 2011. We refer to Dr. Clift as the “Officer.” Under the employment agreement, Dr. Clift will serve as the Vice President of Scientific and Clinical Affairs, a title we have since modified to Chief Regulatory Affairs Officer. The agreement extends for an initial term ending July 31, 2013. The agreement provides for an annual salary of $198,000 for Dr. Clift, which will automatically increase to an annual salary of $250,000 following the Company’s receipt of financing in the amount of $5 million or more. The Compensation Committee established the current salary level to reflect the Company’s presently limited financial resources.

The Officer is entitled to receive an annual bonus each year that will be determined by the Compensation Committee of the Board of Directors based on individual achievement and company performance objectives established by the Compensation Committee. Included in those objectives are (i) assisting in the obtaining of financing for the Company, (ii) obtaining a successful phase 2 clinical trial for the diabetic retinopathy drug, (iii) participating in the Company’s annual budgeting process, (iv) launching a second clinical trial as determined by the Board of Directors, and (v) assisting in the sale of intellectual property not selected for clinical trials by the Company at prices, and times, approved by the Board of Directors. The targeted amount of the annual bonus shall be 50% of the base salary paid to the Officer, although the actual bonus may be higher or lower.

The employment agreement reflects the August 12, 2010 grant of 365,000 stock options to Dr. Clift, pursuant to a separate stock option agreement dated August 12, 2010. The options are exercisable for a period of ten years at an exercise price per share equal to the quoted closing price of the Company’s common stock on August 12, 2010, the day immediately after date of the stock option agreement issued to the Officer. The options vested one-third on grant, one-third on August 12, 2011, and one-third on August 12, 2012. The vesting of all options set forth above accelerates upon a “change in control” as defined in the agreement.

If the Officer’s employment is terminated at the Company’s election at any time, for reasons other than death, disability, cause (as defined in the agreement), or a voluntary resignation, or if the Officer terminates his employment for good reason (as defined in the agreement), the Officer shall be entitled to receive a lump sum severance payment equal to two times his base salary and of the continued payment of premiums for continuation of the Officer’s health and welfare benefits pursuant to COBRA or otherwise, for a period of two years from the date of termination, subject to earlier discontinuation if the Officer is eligible for comparable coverage from a subsequent employer. All severance payments, less applicable withholding, are subject to the Officer’s execution and delivery of a general release of the Company, its parents, subsidiaries and affiliates and each of its officers, directors, employees, agents, successors and assigns in a form acceptable to the Company, and a reaffirmation of the Officer’s continuing obligation under the Propriety Information and Inventions Agreement (or an agreement not so titled, but which pertains to the Officer’s obligations generally, without limitation, to maintain and keep confidential all proprietary and confidential information of the Company, and to assign all inventions made by the Officer to the Company, which inventions are made or conceived during the Officer’s employment).

Dr. Clift has served as the Company’s Vice President of Scientific and Clinical Affairs since March 2010, and previously served in this position for DMI Life Sciences, Inc., the Company’s predecessor, from May 2009 until March 2010.

Item 8.01	Other Events

(a) On August 8, 2010, Ampio issued $430,000 face value Senior Convertible Unsecured Debentures to Messrs. Michael Macaluso, Richard B. Giles and James Ludvik (the “Related Party Debentures”) and warrants indexed to 21,500 shares of Ampio common stock for net cash proceeds of $430,000. The Related Party Debentures accrue interest at 8% per annum. Both the principal and interest were initially payable upon the earlier of (i) one business day after the closing of an underwritten public offering, or (ii) January 31, 2011. Pursuant to note extension agreements executed in January 2011, copies of which are filed as exhibits hereto, the maturity date was extended to the earlier of one business day after the closing of an underwritten public offering, or (ii) April 30, 2011.

(b) The Company borrowed an aggregate of $400,000 from DMI BioSciences, Inc. and Michael Macaluso, our chairman of the board, in November and December, 2009, and June, 2010. The notes evidencing these borrowings were scheduled to become due on the earlier of (i) completion of an underwritten public offering of $5 million or more, or (ii) March 2, 2011. On February 15, 2011, the Company and its subsidiary entered into extension agreements pursuant to which the notes will become due on the earlier of (i) completion of an underwritten public offering of $5 million or more, or (ii) April 30, 2011. Copies of the extension agreements are filed as exhibits to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed with this report:

10.1	Employment Agreement, executed January 27, 2011, by and between Ampio Pharmaceuticals, Inc. and Vaughan Clift.

10.2	Amendment to Employment Agreement, executed January 27, 2011, by and between Ampio Pharmaceuticals, Inc. and Vaughan Clift.

10.3	Extension Agreement for Related Party Debenture issued to Michael Macaluso.

10.4	Extension Agreement for Related Party Debenture issued to Richard Giles.

10.5	Extension Agreement for Related Party Debenture issued to James Ludvik.

10.6	Note Extension and Subordination Agreement, executed February 15, 2011, by and between the Company and DMI BioSciences, Inc.

10.7	Note Extension and Subordination Agreement, executed February 15, 2011, by and between DMI Life Sciences, Inc., a subsidiary of the Company, and DMI BioSciences, Inc.

10.8	Note Extension and Subordination Agreement, executed February 15, 2011, by and between DMI Life Sciences, Inc., a subsidiary of the Company, and Michael Macaluso.

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” “anticipate,” “believe,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonabAe, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K and the exhibits hereto are forward-looking statements. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on January 13, 2011 and any subsequent filings made by the Company with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

Dated: February 15, 2011	By:	/s/ Donald B. Wingerter, Jr.
	Name:	Donald B. Wingerter, Jr.
	Title:	Chief Executive Officer